Exhibit 4.4

THE SECURITY REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED ON DECEMBER 21, 1999, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SUBSCRIPTION AGREEMENT, DATED AS OF OCTOBER 8, 1999, (AS AMENDED AND MODIFIED FROM TIME TO TIME), BETWEEN BALANCED CARE CORPORATION AND THE INITIAL HOLDER HEREOF, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

                             STOCK PURCHASE WARRANT

                   VOID AFTER 5:00 P.M., EASTERN STANDARD TIME

                              ON DECEMBER 21, 1999

Date of Issuance:  December 21, 1999                        Certificate no. W-

            FOR VALUE RECEIVED, Balanced Care Corporation, a Delaware corporation (the "Company"), hereby grants to Raymond James & Associates, Inc., or its registered assigns (the "Holder") the right to purchase from the Company shares of Common Stock at the price per share of $1.50 (as adjusted from time to time hereunder) subject to the terms and conditions contained herein. Certain capitalized terms used herein are defined in Section 1 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

            This Warrant is subject to the following terms and conditions:

      1. Definitions. As used herein the following terms shall have the following meanings:

            "Aggregate Exercise Price" means an amount equal to the product of the Exercise Price multiplied by the number of Shares being purchased upon such exercise.

            "Cashless Exercise Right" has the meaning ascribed thereto in
Section 5.

            "Common Stock" means the common stock, par value $0.001 per share of the Company.

            "Exercise Period" has the meaning ascribed thereto in Section 4.

            "Exercise Price" has the meaning ascribed thereto in Section 3.

            "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Holders of Warrants representing a majority of the Shares purchasable upon exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Holders of Warrants representing a majority of the Shares purchasable upon exercise of all the Warrants then outstanding. The determination of such appraiser shall be final and binding on the Company and the Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

            "Registrable Securities" has the meaning ascribed thereto in Section 9(a).

            "Registration Rights Agreement" has the meaning ascribed thereto in
Section 9(b).

            "Person" means an individual, a partnership, a corporation, a limited partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof or any other entity whether domestic or foreign.

            "Piggyback Registration" has the meaning ascribed thereto in Section 9(a).

            "Primary Piggyback Registration" has the meaning ascribed thereto in
Section 9(b).

            "Purchaser" means a completed Exercise Agreement, as described in Exhibit A below, executed by the Person exercising all or part of the purchase rights represented by this Warrant.

            "Secondary Piggyback Registration" has the meaning ascribed thereto in Section 9(c).

            "Shares" means the 334,000 shares of Common Stock subject to this Warrant.

      2. Shares Subject to this Warrant. This Warrant shall be exercisable for up to three hundred and thirty four thousand (334,00) shares of Common Stock, as the same may be adjusted pursuant to the terms of this Warrant.

      3. Exercise Price. The exercise price per share of the Shares subject to this Warrant shall be $1.50 per share, subject to adjustment in accordance with Section 8 hereof (the "Exercise Price").

      4. Term. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time and from time to time commencing on the date hereof and ending on the fifth anniversary of the date hereof (the "Exercise Period").

      5. Method of Exercise Payment and Issuance. Subject to Section 4 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by (a) the surrender of this Warrant and the duly executed Exercise Agreement (the form of which is attached hereto as Exhibit A) at the principal office of the Company and by the payment to the Company by wire transfer, in an amount equal to the Exercise Price multiplied by the number of Shares being purchased, or (b) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) pursuant to a "Cashless Exercise Right," or (c) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant and the duly executed Exercise Agreement at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company by wire transfer or from the proceeds received from the sale of Shares to be sold by the Holder in such public offering of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased. Upon exercise of such Cashless Exercise Right, the Company shall deliver to the Purchaser (without payment by the Purchaser of any Aggregate Exercise Price) the number of Shares equal to the quotient obtained by dividing (x) the value of his Warrant (or the portion thereof being converted by Purchaser) at the time the Cashless Exercise Right is exercised, to be determined by subtracting the Aggregate Exercise Price for the Warrant (or such portion thereof being converted) immediately prior to the exercise of the Cashless Exercise Right from the Market Price of that number of Shares purchasable upon exercise of this Warrant (or such portion thereof) immediately prior to the exercise of the Cashless Exercise Right (taking into account all applicable adjustments made pursuant to this Warrant) by (y) the Market Price of one share of Common Stock immediately prior to the exercise of the Cashless Exercise Right. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, and in any event within thirty (30) days of receipt of the Exercise Agreement by the Company, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased, and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period. The Shares so purchased shall be deemed to be issued as of the close of business on the date that this Warrant shall have been exercised.


      6. Shares to be Issued; Reservation of Shares. The Company covenants that all Shares issued upon the exercise of the purchase rights represented by this Warrant shall, upon issuance, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the Exercise Period, the Company shall at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its

Common Stock to provide for the exercise of the rights represented by this Warrant.

      7. No Fractional Shares. No fractional shares will be issued upon the exercise of this Warrant. In lieu thereof, the Company shall make a cash payment equal to the product of the fractional number of shares multiplied by the fair market value of the Common Stock as determined by the Company's Board of Directors.

      8. Adjustments of Number of Shares/Price. In the event of a subdivision or combination of the Common Stock, a stock dividend with respect to the Common Stock, a recapitalization, or a reclassification of the Common Stock, the number of and kind of shares issuable upon exercise of this Warrant, and the Exercise Price per share, shall be equitably adjusted by the Company's Board of Directors as it deems necessary, and in its sole discretion, to prevent dilution of the rights of the Holder set forth in this Warrant. Promptly following any such adjustment, the Company shall provide the Holder with a certificate stating the nature of the event giving rise to the adjustment and setting forth the adjusted Exercise Price and the number and kind of shares for which this Warrant shall then be exercisable.

      9.    Piggyback Registrations.

            (a) Right to Piggyback. Whenever the Company proposes to register any of its or its holders' common stock under the Securities Act, except pursuant to a registration statement filed on Form S-8 or Form S-4 or any successor forms used for transactions of the type currently contemplated in the instructions to such forms (a"Piggyback Registration"), the Company will give prompt written notice by certified or registered mail to any Holder of its intention to effect such a registration and will include in such registration all Shares with respect to which the Company has received a written request for inclusion therein within 15 days after receipt of the Company's notice (such Shares hereinafter being referred to as "Registrable Securities").

            (b) Priority of Primary Registrations. If a Piggyback Registration is any underwritten primary registration on behalf of the Company (a "Primary Piggyback Registration"), and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell and
      (ii) second, subject to the Registration Rights Agreement between IPC Advisors S.A.R.L., a corporation governed by the laws of Luxembourg, and the Company dated as of October 8, 1999 (the "Registration Rights Agreement"), the reduced number of Registrable Securities requested to be included in such registration, as may be acceptable to the managing underwriters.

            (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (a "Secondary Piggyback Registration"), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration the securities requested to be included therein by the holders requesting such registration along with the number of Registrable Securities requested to be included in such registration with the number of shares of such Registrable Securities and such other securities reduced, subject to the Registration Rights Agreement, pro rata to such number of shares as may be acceptable to the managing underwriters.

      10.   Notices of Record.  In the event of:

            (a) any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof that are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of Common Stock or any other securities or property, or to receive any other right; or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the Company involving the Common Stock or any transfer of all or substantially all of the assets of the Company or consolidation or merger of the Company with or into any other Person; or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall mail or cause to be mailed to the Holder a notice specifying (i) the date that any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of the Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the date therein specified.


      11. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are distributed to holders of the Common Stock of the Company concurrently with the distribution thereof to the stockholders. Upon valid exercise of this Warrant and payment for the Common Stock purchased in accordance with the terms of the Warrant, the Holder shall be deemed a stockholder of the Company.

      12. Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the same is sought.

      13. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, if to the Company:

                        Balanced Care Corporation
                        1215 Manor Drive
                        Mechanicsburg, PA 17055
                        Attention: General Counsel
                        Facsimile No: (717) 796-6294

                  to the Holder:

      14. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

      15. Binding Effect on Successors. This Warrant shall be binding upon any party succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. This Warrant is fully transferable and the Company shall treat any assignee of this Warrant as the Holder for all purposes; provided, however, no such assignment shall be valid or binding as to the Company unless this Warrant is returned to the Company with an executed Assignment Agreement (attached as Exhibit B) within five days of such assignment.

      16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.


                                      ****

IN WITNESS WHEREOF, Balanced Care Corporation has caused this Warrant to be executed under seal by its officer thereunto duly authorized.

Dated:  December 21, 1999

CORPORATE                                             BALANCED CARE CORPORATION
   SEAL



                                                      By/s/Brad Hollinger
                                                           Brad Hollinger
                                                           President and CEO

ATTEST


By/s/Robin L. Barber
     Robin Barber
     Assistant Secretary

                                    EXHIBIT A

                               EXERCISE AGREEMENT

To:                                 Dated:

            The undersigned, pursuant to the provisions set forth in the
attached Warrant (Certificate No. W-     ), hereby agrees to subscribe for the
purchase of       shares of the Common Stock covered by such Warrant and makes payment herewith in full therefore at the Exercise Price.



                                          Signature


                                          Address

                                    EXHIBIT B


                                   ASSIGNMENT

            FOR VALUE RECEIVED, Raymond James & Associates, Inc. hereby sells, assigns and transfers all of its rights and obligations under the attached Warrant (Certificate No. W- ) with respect to the number of shares of the Common Stock covered thereby on and as of the date of this Assignment as set forth below, unto:

Name(s) of Assignee(s)                Address                      No. of Shares



Dated:                                             Signature


Witness